EXHIBIT 99.1

AMERICAN SCIENCE AND ENGINEERING, INC.

REPORTS RECORD SECOND QUARTER FISCAL YEAR 2011 RESULTS AND

DECLARES QUARTERLY DIVIDEND

BILLERICA, Mass. — November 9, 2010 — American Science and Engineering, Inc. (“AS&E”) (NASDAQ: ASEI), a leading worldwide supplier of innovative X-ray inspection solutions, today reported its financial results for the second quarter of fiscal year 2011 ended September 30, 2010. The Company reported record revenues of $80,637,000 as compared with revenues of $61,248,000 for the second quarter of fiscal year 2010, net income of $14,669,000 as compared with net income of $10,695,000 for the second quarter of fiscal year 2010, and record earnings per share of $1.59 as compared with earnings per share of $1.18 for the second quarter of fiscal year 2010. These results represent a 32% increase in revenues, 37% increase in net income, and a $0.41 increase in earnings per share when compared to results for the second quarter of the prior fiscal year.

For the first six months of fiscal year 2011 ended September 30, 2010, the Company reported revenues of $134,280,000 which represents an increase of 16% as compared with revenues of $115,940,000 for the same period in the prior fiscal year, net income of $21,470,000 which represents an increase of 19% as compared with net income of $18,031,000 for the same period in the prior fiscal year, and earnings per share of $2.33 which represents an increase of $0.33 as compared with earnings per share of $2.00 for the prior fiscal year.

The Company reported record bookings of $116,156,000 for the second quarter of fiscal year 2011 which represents an increase of 29% as compared with bookings of $90,312,000 for the second quarter of the prior fiscal year.  For the first six months of fiscal year 2011 bookings increased 30% to $192,862,000 as compared with bookings of $148,017,000 for the first six months of the prior fiscal year. Backlog as of September 30, 2010 increased 36% to a record $254,311,000 as compared with backlog of $187,427,000 for the same period in the prior fiscal year.

“Financial and operating results were outstanding for the quarter with records set across the board for bookings, backlog, revenue, and earnings per share,” said Anthony Fabiano, AS&E’s President and CEO. “Our revenue growth of 32% and the $0.41 increase in EPS was bolstered by increases in revenues from all business areas — a testament to our continued efforts to expand product offerings and to meet the targets of our rigorous quality improvement and lean initiatives. Our bookings in the quarter included a $23 million order for our SmartCheck® personnel inspection systems and record bookings from our field service group, which helped drive backlog to a new high over $254 million. These record-breaking bookings resulted from our strong relationships with existing customers and our broadening partnerships with new customers worldwide.”

In accordance with the previously announced dividend program, the Company is declaring a quarterly cash dividend of $0.30 per share, payable on December 2, 2010 to the holders of record at the close of business on November 22, 2010.

As previously announced, Anthony Fabiano, AS&E’s President and CEO, and Ken Galaznik, AS&E’s Senior Vice President, CFO and Treasurer, will host the conference call on Tuesday, November 9, 2010 at 4:30 pm ET to discuss the results and respond to questions. To participate in the conference call, please dial 1-866-700-7101 at least 10 minutes prior to its starting time. For international participants, dial 1-617-213-8837. Please tell the operator the confirmation code: 20627689.  You will be placed on hold until the conference call is ready to begin.

An audio replay of the teleconference will be available, in its entirety, starting Tuesday, November 9, 2010 at 7:30 p.m. ET for a 48-hour period by dialing 1-888-286-8010. Internationally, please dial 1-617-801-6888. The conference identification number is 69474915. The replay will also be available at www.as-e.com in the Investor Information section following the conference.

About AS&E

American Science and Engineering, Inc. (AS&E) is a leading worldwide supplier of innovative X-ray inspection systems. With over 50 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a combination of technologies, including patented Z Backscatter™ technology, Radioactive Threat Detection (RTD), high energy transmission and dual energy transmission X-ray. These technologies offer superior X-ray threat detection for plastic explosives, plastic weapons, liquid explosives, dirty bombs and nuclear devices. AS&E’s complete range of products include cargo inspection systems for port and border security, baggage screening systems for facility and aviation security, and personnel and passenger screening systems. AS&E® systems protect high-threat facilities and help combat terrorism and trade fraud, drug smuggling, weapon smuggling, and illegal immigration and people smuggling. AS&E customers include leading government agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security (DHS), U.S. Department of Defense (DoD), U.S. Customs and Border Protection (CBP), North Atlantic Treaty Organization (NATO), UK Border Agency (UKBA), Hong Kong Customs, and Abu Dhabi Customs. For more information on AS&E products and technologies, please visit www.as-e.com.

For more information, contact:

Annemarie Sadowski

American Science and Engineering, Inc.

978-262-8828

Safe Harbor Statement. The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions, delays or cancellations (in full or in part) in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; limitations under certain laws on the Company’s ability to protect its own intellectual property; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to adapt to changes in technology and customer requirements; competitive pressures; lengthy sales cycles both in United States government procurement and procurement abroad;  and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K, which further detail and supplement the factors described in this Safe Harbor Statement.  Among other disclosures, the Risk Factors disclose risks pertaining to that portion of the Company’s business that is dependent on United States government contracting as well as international customers.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended		Six Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Total net sales and contract revenues	$80,637	$61,248	$134,280	$115,940

Total cost of sales and contracts	40,793	31,794	70,624	60,866
Gross profit	39,844	29,454	63,656	55,074

Expenses:
Selling, general and administrative	10,997	8,009	20,810	16,711
Research and development	5,225	4,951	10,235	10,757
Total operating expenses	16,222	12,960	31,045	27,468

Operating income	23,622	16,494	32,611	27,606
Interest and other, net	(975)	87	419	349
Income before provision for income taxes	22,647	16,581	33,030	27,955
Provision for income taxes	7,978	5,886	11,560	9,924

Net income	$14,669	$10,695	$21,470	$18,031

Income per share - Basic	$1.63	$1.21	$2.38	$2.04
Income per share - Diluted	$1.59	$1.18	$2.33	$2.00

Weighted average shares - Basic	9,020	8,857	9,020	8,836
Weighted average shares - Diluted	9,221	9,064	9,219	9,037

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2010	March 31, 2010
Assets
Current assets:
Cash and investments	$168,915	$179,113
Accounts receivable, net	44,350	37,735
Inventories	52,010	45,387
Other current assets	23,977	13,465
Total current assets	289,252	275,700

Non-current assets:
Building, equipment and leasehold improvements, net	18,719	18,216
Other assets	4,957	5,937
Total assets	$312,928	$299,853
Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$16,796	$10,970
Customer deposits	11,276	13,714
Deferred revenue	16,589	14,975
Other current liabilities	18,574	24,046
Total current liabilities	63,235	63,705

Non-current liabilities:
Lease financing liability	6,417	7,075
Other non-current liabilities	5,119	7,305
Total liabilities	74,771	78,085

Total stockholders’ equity	238,157	221,768
Total liabilities and stockholders’ equity	$312,928	$299,853

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	For the Six Months Ended
	September 30, 2010	September 30, 2009
Cash flows from operating activities:
Net income	$21,470	$18,031
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,396	2,251
Provision for inventory and accounts receivable reserves	465	948
Amortization of bond premium	1,041	207
Deferred income taxes	1,155	313
Mark to market of foreign currency put option contract	(122)	—
Stock compensation expense	2,563	2,658

Changes in assets and liabilities:
Accounts receivable	(6,698)	5,455
Unbilled costs and fees	(13,289)	4,502
Inventories	(7,005)	4,029
Prepaid expenses and other assets	2,724	(184)
Accounts payable	5,826	(1,520)
Accrued income taxes	(3,413)	1,620
Customer deposits	(2,438)	3,103
Deferred revenue	(572)	(17,945)
Accrued expenses and other liabilities	(1,848)	(8,099)
Net cash provided by operating activities	2,255	15,369

Cash flows from investing activities:
Purchases of short-term investments	(99,224)	(102,178)
Proceeds from sales and maturities of short-term investments	127,695	46,265
Purchases of property and equipment	(2,899)	(1,390)
Net cash provided by (used for) investing activities	25,572	(57,303)

Cash flows from financing activities:
Decrease in restricted cash and investments	—	(1,832)
Proceeds from exercise of stock options	366	545
Repurchase of shares of common stock	(3,381)	(2,922)
Repayment of leasehold financing	(649)	(574)
Payment of common stock dividend	(5,415)	(3,539)
Reduction of income taxes paid due to the tax benefit from employee stock option expense	526	57
Net cash used for financing activities	(8,553)	(8,265)

Net increase (decrease) in cash and cash equivalents	19,274	(50,199)
Cash and cash equivalents at beginning of period	34,912	105,419
Cash and cash equivalents at end of period	$54,186	$55,220